CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K relating to the reviewed financial statement of ESG, Inc for the period ended June 30, 2023 and to all references to our firm included in this Form 8-K.

Certified Public Accountants

Lakewood, CO

November 9, 2023